


9211

CATELLUS



FOURTH QUARTER REPORT – DECEMBER 31, 2002

Catellus Development Corporation is a publicly traded real estate development company that owns and operates approximately 37 million square feet of predominantly industrial property in many of the country's major distribution centers and transportation corridors. The company's principal objective is sustainable, long-term growth in earnings, which it seeks to achieve by applying its strategic resources: a lower-risk/higher-return rental portfolio, a focus on expanding that portfolio through development, and the deployment of its proven land development skills to select opportunities where it can generate profits to recycle back into its business.



FOURTH QUARTER




$0.03
$0.24
$0.32
$0.89
$1.02
$0.94
$1.13
1996
1997
1998
1999
2000
2001
2002

EARNINGS PER SHARE (EPS)

EXECUTIVE MANAGEMENT

- Nelson Rising, Chairman & CEO
- Tim Beaudin, Exec. Vice-President
- Bill Hosler, Chief Financial Officer
- Vanessa Washington, General Counsel
- Ted Antenucci, President Suburban
- Doug Gardner, President Urban
- Mark Schuh, EVP Urban
- Michael Wenzell, VP Corporate

EXCHANGE LISTING

- New York Stock Exchange: CDX
- Closing Stock Price, December 31, 2002: $19.85

FINANCIAL STATISTICS

(At December 31, 2002)

- Equity Market Capitalization $1.7 Billion
- Total Market Capitalization $3.2 Billion
- Gross Book Value of Properties $2.4 Billion
- EBITDA to fixed charges 3.0x
- Debt to total market capitalization 46.5%
- Weighted average cost of total borrowings 6.22%







CATELLUS DEVELOPMENT CORPORATION

STRATEGICALLY LOCATED
RENTAL PORTFOLIO



35%
19.1%
17.6%
11.2%
6.5%
3.2%
2.6%
4.8%
SOUTHERN CALIFORNIA
NORTHERN CALIFORNIA
ILLINOIS
TEXAS
COLORADO
ARIZONA
OHIO
OTHER*
*KENTUCKY, OREGON, MARYLAND, OKLAHOMA & KANSAS

% OF SQUARE FEET BY STATE

PREDOMINANTLY
INDUSTRIAL



Industrial - 32.9 mm s.f.
Office - 3.2 mm s.f.
Retail - 0.9 mm s.f.



62%
14%
15%
5%
4%
INDUSTRIAL
GROUND LEASE/OTHER
OFFICE
RETAIL
JOINT VENTURES

NOI BY SOURCE

PORTFOLIO HIGHLIGHTS



Construction completions during the year totaled 6.4 million square feet in 21 buildings, at a cost of $345.5 million and a projected return on cost, when the buildings are fully occupied, of 11.3 percent. The occupancy rate of the 21 buildings, all of which have been added to Catellus' rental portfolio, is currently 86 percent.

At December 31, 2002, the rental portfolio totaled 37.0 million square feet, which represents a net increase of 6.1 million square feet from December 31, 2001, almost all through development.



96.5%
97.7%
94.9%
93.6%
95.7%
94.4%
94.5%
1996
1997
1998
1999
2000
2001
2002

OCCUPANCY
(% LEASED)







YEAR ENDED DECEMBER 31

OPERATING RESULTS *(in thousands, except per share data)*

	2002	2001	2000	1999	1998
Net rental property income*	$203,669	$179,235	$159,032	$133,900	$114,308
Income from property sales and fee services	$76,360	$107,725	$101,429	$75,746	$52,063
Net income applicable to common stockholders	$100,656	$96,521	$111,007	$96,872	$34,738
Net income per share (assuming dilution)	$1.13	$0.94	$1.02	$0.89	$0.32

BALANCE SHEET DATA *(in thousands)*

	2002	2001	2000	1999	1998
Total assets	$2,695,449	$2,415,515	$2,274,416	$1,853,106	$1,623,719
Mortgage and other debt	$1,500,955	$1,310,457	$1,134,563	$875,564	$873,207
Total common stockholders' equity	$545,969	$435,257	$683,245	$590,972	$490,229
Average number of common shares outstanding (diluted)	89,463	102,685	109,017	109,146	109,420



PORTFOLIO DATA *(in square feet, except where noted)*

	2002	2001	2000	1999	1998
Total rental building portfolio	36,976,000	30,900,000	28,756,000	24,743,000	19,657,000
Commercial construction starts	3,250,000	5,791,000	4,863,000	5,371,000	4,928,000
Development potential of commercial land	38,133,000	42,658,000	47,719,000	42,969,000	48,748,000
Development potential of residential land (lots/units)	9,337	10,240	10,759	16,393	18,029

*Includes equity in earnings of operating joint ventures.




$90.6 $98.7 $116.9 $136.2 $161.3 $181.1 $204.1
1996 1997 1998 1999 2000 2001 2002

INCOME PRODUCING PORTFOLIO AMOUNT OF NOI
(INCLUDES BUILDINGS SOLD)
NOI IN MILLIONS


15.2 16.9 19.7 24.7 28.8 30.9 37.0
1996 1997 1998 1999 2000 2001 2002

BUILDING PORTFOLIO SIZE IN SQUARE FEET
SQUARE FEET IN MILLIONS







CATELLUS DEVELOPMENT CORPORATION

ANALYST COVERAGE

- Banc of America Securities
  Lee Schalop / Alexis Hughes
- Green Street Advisors
  Jim Sullivan
- Lehman Brothers
  David Shulman / David Harris
- McDonald Investments
  Anatole Pevnev
- Merrill Lynch
  Steve Sakwa
- Morgan Stanley
  Gregory Whyte
- RBC Capital
  David Copp / Jay Leupp
- Salomon Smith Barney
  Jon Litt
- Wachovia Securities
  Christopher Haley



1.4%
8.0%
7.4%
17.9%
17.4%
17.3%
20.5%
1996
1997
1998
1999
2000
2001
2002

RETURN
ON AVERAGE EQUITY



CDX
NAREIT INDEX
S&P 500
RUSSELL 2000
300%
200%
100%
0%
1995
1996
1997
1998
1999
2000
2001
2002

TOTAL RETURN
TO SHAREHOLDERS





CONTACT INFORMATION

- Margan Mitchell
  VP, Corporate Communications
- Minnie Wright
  Director, Investor Relations
- Corporate Office
  201 Mission Street, Floor 2
  San Francisco, CA 94105
  Telephone: 415-974-4500
  Fax: 415-974-4550

  InvestorRelations@catellus.com

  www.catellus.com

Data is as of December 31, 2002, unless otherwise noted.

CDX LISTED NYSE